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                                                                Exhibit 23.01(g)

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 16, 1998, with respect to the financial statements of Programming Management & Systems, Inc. included in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-53745) and related Prospectus of Corporate Staffing Resources, Inc. for the registration of 5,500,000 shares of its common stock.


/s/ Stone Carlie & Company L.L.C.

St. Louis, Missouri
September 24, 1998